Exhibit 4 (b)

                         AMENDMENT NO. 1

          AMENDMENT NO. 1 dated as of December 20, 1993 between CROWN CENTRAL PETROLEUM CORPORATION, a corporation duly organized and validly existing under the laws of the State of Maryland (the "Company"); each of the lenders that is a signatory hereto
 -------
(individually, a "Bank" and, collectively, the "Banks"); and THE
                  ----                          -----
CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent and letter of credit agent for the Banks (in such capacity, together with its successors in such capacity, the (Agent").
     -----

          The Company, the Banks and the Agent are parties to a Credit Agreement dated as of May 10, 1993 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit
                                                        ------
Agreement"), providing, subject to the terms and conditions
- ---------
thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by said Banks to the Company in an aggregate principal or face amount not exceeding $125,000,000. The Company, the Banks and the Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

          Section 1.  Definitions.  Except as otherwise defined
                      -----------
in the Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2.  Amendment.  Subject to the satisfaction of
                      ---------
the conditions precedent specified in Section 3 below, but effective as of the date hereof, Section 8.10(h) of the Credit
Agreement shall be amended by deleting the words "purchase money" therefrom.

          Section 3.  Conditions Precedent.  As provided in
                      --------------------
Section 2 above, the amendment to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the execution and delivery of this Amendment No. 1 by the Company, the Majority Banks and the Agent.

          Section 4.  Miscellaneous.  Except as herein provided,
                      -------------
the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                         Amendment No. 1
                         ---------------

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                              CROWN CENTRAL PETROLEUM CORPORATION

                              By    s/ --- Edward L. Rosenberg
                                ---------------------------------
                                Senior Vice President
                                Finance and Administration

                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION)

                              By      /s/ --- Caryn E. Cosentini
                                ----------------------------------

                                Vice President

                              THE FIRST NATIONAL BANK OF MARYLAND

                              By      /s/--- Theodore K. Oswald
                                ---------------------------------

                                Vice President

                              SIGNET BANK/MARYLAND

                              By      /s/ --- Janice E. Godwin
                                ---------------------------------

                                Vice President

                              FIRST NATIONAL BANK OF BOSTON

                              By      /s/ --- Stefen Breuer
                                ----------------------------------

                                Vice President

                              TEXAS COMMERCE BANK NATIONAL
                              ASSOCIATION

                              By      /s/ --- Martha Gerwit
                                ----------------------------------

                                Vice President

                              YASUDA BANK AND TRUST COMPANY (U.S.A.)

                              By      /s/---  Rohn Laudenschlager
                                ---------------------------------

                                First Vice President

                              BANK OF NOVA SCOTIA

                              By      /s/ --- J. Alan Edwards
                                ----------------------------------

                                Vice President

                              NATIONSBANK OF TEXAS, N.A.

                              By    /s/ --- Beverly J. Anderson
                                ---------------------------------
                                Vice President

                              MARYLAND NATIONAL BANK

                              By      /s/ --- Michael Heredia
                                ----------------------------------

                                Vice President

                              THE CHASE MANHATTAN BANK
                              (NATIONAL ASSOCIATION),
                              as Agent and Letter of Credit Agent

                              By      /s/ --- Caryn E. Cosentini
                                ----------------------------------

                                Vice President